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                                                                    Exhibit 99.1


                                    [LOGO]
                               ---PROSPERITY---
                                BANCSHARES,INC.


PRESS RELEASE                                      For more information contact:

                                                                  David Hollaway
                                                         Chief Financial Officer
Prosperity Bancshares, Inc.(SM)                                     979.543.2200
4295 San Felipe                               davidhollaway@prosperitybanktx.com
Houston, Texas 77027                          ----------------------------------

                                                                     Dan Rollins
                                                              Investor Relations
                                                                    713.693.9300
                                                 danrollins@prosperitybanktx.com
                                                 -------------------------------



FOR IMMEDIATE RELEASE



                        PROSPERITY BANCSHARES, INC. (SM)
                        ANNOUNCES STOCK REPURCHASE PLAN



HOUSTON, September 19, 2001. Prosperity Bancshares, Inc. (SM) (Nasdaq: PRSP), the parent company of Prosperity Bank (SM), today announced that its Board of Directors approved a plan to repurchase, as conditions warrant, up to $5 million of the common stock of the Company.

David Zalman, President and CEO, stated that this stock repurchase program is being implemented to provide management with an additional tool to enhance and protect shareholder value.

Stock repurchases may be made from time to time on the open market or through privately negotiated transactions. The timing of purchases and the exact number of shares to be purchased will depend on market conditions. The share repurchase program does not include specific price targets or timetables and may be suspended at any time. Shares repurchased in this program will be held in treasury for reissue for various corporate purposes. Depending on financial and market

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conditions, the program could be terminated prior to completion.

Prosperity Bancshares, Inc.(SM), formed in 1983, is a $1.2 billion bank holding company headquartered in Houston, Texas. Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of consumers and small and medium sized businesses. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Trust Services, MasterMoney Debit Cards,
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and 24 hour voice response banking.  The bank currently operates twenty-nine
(29) full service banking locations in thirteen (13) contiguous counties including the Greater Houston Metropolitan Area. (Angleton, Bay City, Beeville, Clear Lake, Cleveland, Cuero, Cypress, East Bernard, Edna, El Campo, Fairfield, Goliad, Hitchcock, Houston - Bellaire, Houston - Downtown, Houston - Medical Center, Houston - Post Oak, Houston - River Oaks, Houston - Tanglewood, Houston
- Waugh Drive, Liberty, Magnolia, Mathis, Needville, Palacios, Sweeny, Victoria, West Columbia, and Wharton.)


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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of Prosperity Bancshares, Inc. (SM) and its subsidiaries. Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, may have been made in this document. Prosperity's results may differ materially from those in the forward-looking statements for a variety of reasons, including actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations; and weather. These factors are more fully described in Prosperity Bancshares, Inc.'s filings with the Securities and Exchange Commission.

Copies of Prosperity Bancshares, Inc.'s (SM) SEC filings may be downloaded from the Internet at no charge from FreeEDGAR, a real-time access to SEC filings site located at www.freeedgar.com.
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